UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 14, 2013

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 14, 2013 (the “Closing Date”), FairPoint Communications, Inc., a Delaware corporation (the “Company”), completed the refinancing of its former credit facility (the “Refinancing”).  In connection with the Refinancing, the Company (i) issued $300.0 million aggregate principal amount of its 8.75% senior secured notes due 2019 (the “Notes”) in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) entered into a new credit agreement (the “Credit Agreement”), dated as of the Closing Date, with the lenders party thereto from time to time (the “Lenders”) and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and letter of credit issuer.  On the Closing Date, the Company used the proceeds of the Notes offering, together with $640.0 million of borrowings under the term loan facility under the Credit Agreement and cash on hand to repay the entire amount outstanding under the Company’s former credit facility’s term loan facility (including accrued interest) and to pay fees, expenses and other costs relating to the Refinancing.

8.75% Senior Secured Notes due 2019

In connection with the issuance of the Notes, on the Closing Date, the Company, certain of its subsidiaries and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), entered into an Indenture governing the Notes (the “Indenture”).  The Notes are senior secured obligations of the Company and are guaranteed by the subsidiaries of the Company that guarantee the indebtedness under the Credit Agreement (the “Subsidiary Guarantors”).  The Notes and the guarantees thereof are secured by a first-priority lien on substantially all of the personal property of the Company and the Subsidiary Guarantors, subject to certain exclusions set forth in the related security documents, pari passu with the lien securing the obligations under the Credit Facility (as defined below).  The Notes will mature on August 15, 2019 and accrue interest at a rate of 8.75% per annum, which is payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2013.

On or after February 15, 2016, the Company may redeem all or part of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest thereon, to the applicable redemption date.  At any time prior to February 15, 2016, the Company may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest to, the applicable redemption date.  In addition, at any time prior to February 15, 2016, the Company may, on one or more occasions, redeem up to 35% of the original aggregate principal amount of the Notes, using net cash proceeds of certain qualified equity offerings, at a redemption price of 108.75% of the principal amount of Notes redeemed, plus accrued and unpaid interest to the applicable redemption date.

The holders of the Notes have the ability to require the Company to repurchase all or any part of the Notes if the Company experiences certain kinds of changes in control or engages in certain asset sales, in each case at the repurchase prices and subject to the terms and conditions set forth in the Indenture.

The Indenture contains certain covenants which are customary with respect to non-investment grade debt securities, including limitations on the Company’s ability to incur additional indebtedness, pay dividends on or make other distributions or repurchase the Company’s capital stock, make certain investments, enter into certain types of transactions with affiliates, create liens and sell certain assets or merge with or into other companies.  These covenants are subject to a number of important limitations and exceptions.

The Indenture also provides for customary events of default, including cross defaults to other specified debt of the Company and certain of its subsidiaries.  In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  If any other event of default occurs and is continuing, the Trustee or holders of at least

25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  In the case of a declaration of the acceleration of the Notes because an event of default has occurred as a result of a cross default on the Company’s or its subsidiaries’ other specified debt, the declaration of acceleration of the Notes will be automatically annulled if the holders of all such other specified debt have rescinded the declaration of acceleration in respect of such other debt.

The Notes and the related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K (this “Current Report”) shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing description of the Indenture and the Notes in this Current Report does not purport to be complete and is qualified in its entirety by reference to (i) the Indenture, including the form of the Notes attached thereto, (ii) the Security Agreement, dated as of the Closing Date, among the Company, the Subsidiary Guarantors and the Collateral Agent, and (iii) the Pledge Agreement, dated as of the Closing Date, made by the Company and the Subsidiary Guarantors party thereto in favor of the Collateral Agent, copies of which are attached as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report and are incorporated by reference herein.

Credit Agreement

In connection with the Refinancing, the Company also entered into the Credit Agreement, which provides for a $75.0 million revolving credit facility (the ‘‘Revolving Facility’’) and a $640.0 million term loan facility (the ‘‘Term Loan’’ and, together with the Revolving Facility, the ‘‘Credit Facility”).  The Credit Facility replaces the Company’s former credit facility, which was terminated on the Closing Date.  The principal amount of the Term Loan and commitments under the Revolving Facility may be increased by an aggregate amount of up to $200.0 million, subject to certain terms and conditions specified in the Credit Agreement. The Term Loan will mature on February 14, 2019, and the Revolving Facility will mature on February 14, 2018, subject in each case to extension pursuant to the terms of the Credit Agreement.

Interest Rates and Fees. Interest on borrowings under the Credit Facility accrues at an annual rate equal to either LIBOR or the base rate, in each case plus an applicable rate.  LIBOR is the per annum rate reported by Reuters for dollar deposits with an interest period of one, two, three or six months (at the Company’s election) in the London interbank market, with a minimum LIBOR floor of 1.25% for the Term Loan. The base rate for any date is the per annum rate equal to the greatest of (x) the federal funds effective rate plus 0.50%, (y) the rate of interest publicly quoted from time to time by The Wall Street Journal as the U.S. ‘‘Prime Rate’’ and (z) LIBOR with an interest period of one month plus 1.00%. The applicable rate for the Term Loan is (a) 6.25% per annum with respect to term loans bearing interest based on LIBOR, or (b) 5.25% per annum with respect to term loans bearing interest based on the base rate. The applicable rate for the Revolving Facility is, initially, (a) 5.50% with respect to revolving loans bearing interest based on LIBOR, or (b) 4.50% per annum with respect to revolving loans bearing interest based on the base rate, in each case subject to adjustment after June 30, 2013, based on the Company’s consolidated total leverage ratio, as defined in the Credit Agreement. The Company is required to pay a per annum letter of credit fee on the average daily amount available to be drawn under letters of credit issued under the Revolving Facility equal to the applicable rate for revolving loans bearing interest based on LIBOR, calculated on a quarterly basis and payable quarterly in arrears, plus a fronting fee of 0.125% per annum on the average daily amount available to be drawn under such letters of credit, also calculated on a quarterly basis and payable quarterly in arrears, and the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the letter  of credit issuer. In addition, the Company is required to pay a per annum commitment fee on the average daily unused portion of the Revolving Facility, which is 0.50% initially, subject to reduction to 0.375% after March 31, 2013, based on the Company’s consolidated total leverage ratio, calculated on a quarterly basis and payable quarterly in arrears.

Security/Guarantors. All obligations under the Credit Agreement, together with designated hedging obligations and cash management obligations incurred with a counterparty that was a Lender, an arranger or an affiliate of a Lender or an arranger at the time the applicable hedge agreement or cash management agreement was entered into, are unconditionally guaranteed on a senior secured basis by each of the Subsidiary Guarantors and secured by a first-priority lien on substantially all personal property of the Company and the Subsidiary Guarantors, subject to certain exclusions set forth in the related security documents, pari passu with the lien securing the obligations under the Notes. The Credit Agreement requires the Company, upon the formation or acquisition of any new direct or indirect subsidiary, unless such subsidiary is not a material subsidiary or is designated as an unrestricted subsidiary, as defined in the Credit Agreement, to cause such subsidiary to become a guarantor and grant a first-priority lien on substantially all of its assets to secure the obligations under the Credit Agreement and the designated hedging obligations and cash management obligations, subject to certain significant exceptions and limitations, including if such subsidiary is prohibited by applicable law from guaranteeing such obligations or providing any security for such obligations without the consent of a public utility commission, public service commission or similar agency or commission, the Federal Communications Commission or any other governmental authority having jurisdiction over such subsidiary or is subject to regulatory approvals or regulatory restrictions on borrowings or issuances of guaranties of debt for borrowed money or the granting of liens on its assets or equity interests.

Mandatory Repayments. The Company is required to make quarterly repayments of the Term Loan in a principal amount equal to $1.6 million during the term of the Credit Agreement, beginning June 30, 2013, with such repayments being reduced based on the application of mandatory and optional prepayments of the Term Loan made from time to time. In addition, subject to certain important exceptions and limitations set forth in the Credit Agreement, amounts due under the Credit Agreement are mandatorily repayable with (i) a percentage, initially equal to 50.0% and subject to reduction to 25.0% in subsequent fiscal years based on the Company’s consolidated total leverage ratio, of the Company’s excess cash flow, as defined  in the Credit Agreement, beginning with the fiscal year ending December 31, 2013, (ii) the net cash proceeds of certain asset dispositions, insurance proceeds and condemnation awards in excess of a threshold amount per annum and subject to significant reinvestment rights and (iii) issuances of debt not permitted to be incurred under the Credit Agreement.  Optional prepayments of the Term Loan and mandatory prepayments of the Term Loan resulting from the incurrence of debt not permitted to be incurred under the Credit Agreement, in each case made on or prior to February 14, 2016, are required to be made at (i) 103.0% of the aggregate principal amount of the Term Loan so prepaid if such prepayment is made on or prior to February 14, 2014, (ii) 102.0% of the aggregate principal amount of the Term Loan so prepaid if such prepayment is made after February 14, 2014, but on or prior to February 14, 2015, and (iii) 101.0% of the aggregate principal amount of the Term Loan so prepaid if such prepayment is made after February 14, 2015 and on or prior to February 14, 2016.  No prepayment premium is required to be paid with respect to any optional prepayment of the Term Loan or any mandatory prepayment of the Term Loan resulting from the incurrence of debt not permitted to be incurred under the Credit Agreement, in each case made after February 14, 2016.

Covenants. The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for a transaction of this type, including two financial maintenance covenants: (i) a consolidated interest coverage ratio, as defined in the Credit Agreement, and (ii) a consolidated total leverage ratio, as defined in the Credit Agreement, each of which are determined on a pro forma basis after giving effect to voluntary prepayments of debt, dispositions of material assets outside of the ordinary course of business and certain investments, including acquisitions permitted to be incurred under the Credit Agreement. The Credit Agreement also contains a covenant limiting the maximum amount of capital expenditures that the Company and its subsidiaries may make in any fiscal year, subject to significant exceptions and carryover rights.

Events of Default. The Credit Agreement also contains customary events of default for a transaction of this type. If an event of default under the Credit Agreement occurs and is continuing, the Administrative Agent, with the consent of or at the request of Lenders holding more than 50.0% of the sum of the outstanding revolving commitments, revolving loans and term loans, may take any or all of the following actions: (i) declare all outstanding obligations under the Credit Agreement to be immediately due and payable and require the Company to cash collateralize all outstanding letters of credit issued under the Credit Agreement, (ii) terminate the revolving commitments or (iii) exercise the rights and remedies available under the Credit Agreement and any related loan documents.  In addition, if the Company or any of its material subsidiaries becomes the subject of certain voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Agreement (including obligations to cash collateralize outstanding letters of credit issued under the Credit Agreement) will automatically become immediately due and payable without any further act by the Administrative Agent or any Lender.

The foregoing description of the Credit Agreement and the Credit Facility does not purport to be complete and is qualified in its entirety by reference to (i) the Credit Agreement, (ii) the Security Agreement, dated as of the Closing Date, among the Company, the Subsidiary Guarantors and the Administrative Agent, (iii) the Pledge Agreement, dated as of the Closing Date, made by the Company and the Subsidiary Guarantors party thereto in favor of the Administrative Agent, and (iv) the Continuing Guaranty, dated as of the Closing Date, made by each of the Subsidiary Guarantors in favor of the Administrative Agent, copies of which are attached as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report and are incorporated by reference herein.

Item 1.02                                           Termination of a Material Definitive Agreement.

As described above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report, the Credit Facility replaces the Company’s $1.0 billion term loan and the $75.0 million revolving credit facility provided by the credit agreement, dated as of January 24, 2011, as amended, by and among the Company, FairPoint Logistics, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent and letter of credit issuer, which was terminated on the Closing Date.  In connection with such termination and the Refinancing, on the Closing Date, the Company repaid all amounts outstanding under the former credit facility. In addition, the following agreements relating to the Company’s former credit facility were terminated on the Closing Date: (i) the Security Agreement, dated as of January 24, 2011, among the Company, the subsidiaries of the Company party thereto and Bank of America, N.A. as administrative agent, (ii) the Pledge Agreement, dated as of January 24, 2011, made by the Company and the subsidiaries of the Company party thereto in favor of Bank of America, N.A., as administrative agent, and (iii) the Continuing Guaranty, dated as of January 24, 2011, made by the subsidiaries of the Company party thereto in favor of Bank of America, N.A., as administrative agent.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by reference.

Item 8.01                                           Other Events.

On the Closing Date, the Company issued a press release announcing the completion of the Refinancing. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                       Exhibits

Exhibit Number	Description

4.1

Indenture, dated as of February 14, 2013, among FairPoint Communications, Inc., the subsidiary guarantors party thereto, U. S. Bank National Association, as trustee, and U.S. Bank National Association, as collateral agent.

10.1	Security Agreement, dated as of February 14, 2013, among FairPoint Communications, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as collateral agent.
10.2	Pledge Agreement, dated as of February 14, 2013, among FairPoint Communications, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as collateral agent.
10.3

Credit Agreement, dated as of February 14, 2013, among FairPoint Communications, Inc., the lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc., as administrative agent and letter of credit issuer.

10.4	Security Agreement, dated as of February 14, 2013, among FairPoint Communications, Inc., the subsidiary guarantors party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.
10.5

Pledge Agreement, dated as of February 14, 2013, made by FairPoint Communications, Inc. and the subsidiary guarantors party thereto in favor of Morgan Stanley Senior Funding, Inc., as administrative agent.

10.6	Continuing Guaranty, dated as of February 14, 2013, made by the subsidiary guarantors party thereto in favor of Morgan Stanley Senior Funding, Inc., as administrative agent.
99.1	Press Release dated February 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Ajay Sabherwal
	Name:	Ajay Sabherwal
	Title:	Executive Vice President and Chief Financial Officer

Date: February 14, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1

Indenture, dated as of February 14, 2013, among FairPoint Communications, Inc., the subsidiary guarantors party thereto, U. S. Bank National Association, as trustee, and U.S. Bank National Association, as collateral agent.

10.1	Security Agreement, dated as of February 14, 2013, among FairPoint Communications, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as collateral agent.
10.2	Pledge Agreement, dated as of February 14, 2013, among FairPoint Communications, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as collateral agent.
10.3

Credit Agreement, dated as of February 14, 2013, among FairPoint Communications, Inc., the lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc., as administrative agent and letter of credit issuer.

10.4	Security Agreement, dated as of February 14, 2013, among FairPoint Communications, Inc., the subsidiary guarantors party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.
10.5

Pledge Agreement, dated as of February 14, 2013, made by FairPoint Communications, Inc. and the subsidiary guarantors party thereto in favor of Morgan Stanley Senior Funding, Inc., as administrative agent.

10.6	Continuing Guaranty, dated as of February 14, 2013, made by the subsidiary guarantors party thereto in favor of Morgan Stanley Senior Funding, Inc., as administrative agent.
99.1	Press Release dated February 14, 2013.